UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2003

Commission File Number  1-11527

HOSPITALITY PROPERTIES TRUST

Maryland	04-3262075
(State of Organization)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458

617-964-8389

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits

Hospitality Properties Trust (the “Company”) hereby furnishes the following exhibit:

99.1         Press release dated May 5, 2003.

Item 9.  Regulation FD Disclosure.

The following information and Exhibit 99.1 are furnished pursuant to Item 12, “Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.  This information and such exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 5, 2003, the Company issued a press release setting forth the Company’s results of operations and financial condition for the quarter ended March 31, 2003.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release contains calculations of funds from operations (FFO), cash available for distribution (CAD) and earnings before interest, taxes, depreciation and amortization (EBITDA), which may be considered “non-GAAP financial measures” under Regulation G as adopted by the Securities and Exchange Commission.  The Company computes FFO, CAD and EBITDA as shown in the press release, and considers them to be appropriate measures of performance for a REIT, along with net income and cash flow from operating, investing and financing activities, because they provide investors with an indication of a REIT’s operating performance and its ability to incur and service debt, make capital expenditures, pay distributions and fund other cash needs.  FFO and CAD are two important factors considered by HPT’s board of trustees in determining the amount of distributions to shareholders.  FFO, CAD and EBITDA do not represent cash generated by operating activities in accordance with generally accepted accounting principles (GAAP), and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOPITALITY PROPERTIES TRUST

By:	/s/Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer
Dated: May 7, 2003